UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ENANTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6) (i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENANTA PHARMACEUTICALS, INC.

500 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

(617) 607-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 19, 2015

The 2015 Annual Meeting of Stockholders of Enanta Pharmaceuticals, Inc. (“Enanta”), a Delaware corporation, will be held at the offices of Locke Lord LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, at 4:00 p.m. local time on Thursday, February 19, 2015, for the following purposes:

1.	To elect two Class II directors to serve until the 2018 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2015 fiscal year.

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The record date for the Annual Meeting is January 7, 2015. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

Nathaniel S. Gardiner

Secretary

January 15, 2015

*************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 19, 2015

This Proxy Statement and our Annual Report are available online at the “Investors – Calendar of Events” section of our website at www.enanta.com. To obtain directions to the offices of Locke Lord LLP in order to attend the annual meeting in person, please visit the “Investors – Calendar of Events” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0800.

ENANTA PHARMACEUTICALS, INC.

500 ARSENAL STREET

WATERTOWN, MASSACHUSETTS 02472

(617) 607-0800

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2015 Annual Meeting of Stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held at 4:00 p.m. local time on Thursday, February 19, 2015 at the offices of Locke Lord LLP, located at 111 Huntington Avenue, Boston, Massachusetts 02199. For directions to the offices of Locke Lord LLP in order to attend the annual meeting in person, please visit the “Investors – Calendar of Events” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0800.

The proxy materials, including this proxy statement, the proxy card and our 2014 annual report to stockholders, are being distributed and made available on the Internet at the “Investors – Calendar of Events” section of our website at www.enanta.com on or about January 15, 2015.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

All references in this proxy statement to a particular year, e.g. 2014, refer to our twelve-month fiscal year ended on September 30 of that year, e.g. September 30, 2014, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our annual meeting of stockholders to be held on Thursday, February 19, 2015. You are receiving a proxy statement because you owned shares of our common stock on January 7, 2015, the record date for the special meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where is the Annual Meeting?

The annual meeting will be held at the offices of Locke Lord LLP, located at 111 Huntington Avenue, Boston, Massachusetts 02199 at 4:00 p.m. on Thursday, February 19, 2015, or at any future date and time following an adjournment or postponement of the meeting.

What proposals will be voted on at the Annual Meeting?

The two proposals to be considered and voted on at the annual meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are (i) the election of two Class II directors, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year.

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as your proxies may vote your shares in their discretion.

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. The following summary outlines the various procedures for voting:

Stockholder of Record: Shares Registered in Your Name.

If on January 7, 2015 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the annual meeting or by mail. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are two ways to vote:

•	To vote in person, please come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on January 7, 2015 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares are held in “street name” and you are the beneficial owner and not the record owner of the shares. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, if instructed by your broker or bank that you may do so. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 7, 2015, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 18,614,944 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

See “Do I have to attend the meeting to vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or present by proxy. On the record date, there were 18,614,944 shares outstanding and entitled to vote. Thus, 9,307,473 shares must be represented by stockholders present at the meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” our two nominees for director and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy vote with a later date which must be delivered in person at the meeting or by mail or any other method specified by the record holder if your shares are held in street name.

•	You may send a written notice that you are revoking your proxy to our Secretary, Nathaniel S. Gardiner, c/o Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the vote required for a proposal to pass?

Proposal 1

The affirmative vote of the holders of a plurality of the shares represented in person or by proxy is required for the election of directors. Broker non-votes and proxies marked to withhold authority with respect to the election of one or more Class II directors will not be voted with respect to the director indicated. The two director nominees receiving the highest number of votes will be elected.

Proposal 2

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year. Proxies marked as abstentions on such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the voting outcome.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Implications of being an “emerging growth company”.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior March 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Householding of Annual Meeting Materials.

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 500 Arsenal Street, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 607-0800. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

No Appraisal Rights.

There are no appraisal rights associated with any of the proposals being considered at the annual meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of December 1, 2014 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current named executive officers in the Summary Compensation Table included in “Executive Compensation” below, (iii) our current directors and (iv) all our current executive officers and directors as a group. The percentage of shares beneficially owned is computed on the basis of 18,604,085 shares of our common stock outstanding as of December 1, 2014.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that a person has the right to acquire within 60 days of December 1, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, MA 02472.

	Number of Shares Beneficially Owned
Beneficial Owner	Shares	Percent
FMR LLC and affiliates(1)	2,008,508	10.80%
Shionogi & Co., Ltd (2)	1,599,760	8.60%
Consonance Capital Management LP(3)	1,599,109	8.60%
AbbVie Inc. (4)	1,072,103	5.76%
Alan J. Dworsky and affiliates(5)	998,156	5.37%
Jay R. Luly, Ph.D. (6)	747,768	3.97%
Yat Sun Or, Ph.D. (7)	407,785	2.17%
Paul J. Mellett (8)	222,953	1.19%
Ernst-Günter Afting, M.D., Ph.D. (9)	45,450	*
Stephen Buckley, Jr. (10)	15,306	*
Bruce L. A. Carter, Ph.D. (11)	3,609	*
George Golumbeski, Ph.D. (12)	2,836	*
Terry C. Vance (13)	21,737	*

All current directors and executive officers as a group (10 persons)(14)	1,489,631	7.74%

*	Less than 1%
(1)	Consists of (i) 3,900 shares as to which FMR LLC reports sole voting power and (ii) 2,004,608 shares as to which FMR LLC reports no voting power and investment power shared with Fidelity Management and Research Company. The address of these entities is 245 Summer Street, Boston, MA 02210. This information is based solely on a Schedule 13F filed by FMR LLC with the SEC on November 14, 2014.
(2)	Voting and investment power over the shares held by Shionogi & Co., Ltd. is exercised by its Representative Directors (i.e., Motozo Shiono and Isao Teshirogi) and the Vice President of Finance & Accounting Department (i.e., Yuji Hosogai) . The address of Shionogi & Co., Ltd. and the individuals listed above is c/o Shionogi & Co., Ltd. 1-8, Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan. This information is based solely on a Schedule 13G filed by Shionogi & Co., Ltd. with the SEC on January 29, 2014.
(3)	Consists of shares as to which Consonance Capital Management LP reports having sole voting and investment authority. The address of this entity is 1370 Avenue of the Americas, Suite 3301, New York, NY 10019. This information is based solely on a Schedule 13F filed by Consonance Capital Management LP with the SEC on November 14, 2014.

(4)	AbbVie Inc. has sole voting and investment power with respect to the shares held by it. The address of AbbVie Inc. is AbbVie Inc., 1 North Waukegan Road, North Chicago, IL 60064. This information is based solely on a Schedule 13G filed by AbbVie Inc. with the SEC on February 7, 2014.
(5)	Mr. Dworsky reports that he has (i) shared voting and dispositive power over 559,616 shares held by the Alan J. Dworsky 1988 Trust u/d/t dated January 6, 1988, as amended, of which Mr. Dworsky is a trustee, (ii) sole voting and dispositive power over 559,616 shares held by the Alan J. Dworsky Grandchildren’s Trusts u/d/t dated July 14, 1995, as amended, of which Mr. Dworsky is a trustee, and (iii) sole voting and dispositive power over 97,309 shares held by the Popplestone Foundation u/d/t dated August 15, 2000, of which Mr. Dworsky is a trustee. Mr. Dworsky’s address is 8 Mercer Circle, Cambridge, MA 02138. This information is based solely on a Schedule 13G filed by Mr. Dworsky with the SEC on September 18, 2014.
(6)	Consists of (i) 514,338 shares of common stock and (ii) 233,430 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(7)	Consists of (i) 180,227 shares of common stock and (ii) 227,558 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(8)	Consists of (i) 126,397 shares of common stock and (ii) 96,556 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(9)	Consists of (i) 17,287 shares of common stock and (ii) 28,163 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(10)	Consists of (i) 1,000 shares of common stock and (ii) 14,306 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(11)	Consists of 3,609 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(12)	Consists of 2,836 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date.
(13)	Consists of 13,295 shares of common stock and 8,442 shares of common stock underlying options that are exercisable as of December 1, 2014 or will become exercisable within 60 days after such date
(14)	See Notes 6 through 13. Includes 852,544 shares of common stock and (ii) 637,087 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following December 1, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2014 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for reports on Form 4 filed in May 2014 by Drs. Luly and Or and Mr. Mellett with respect to performance-based option awards that were only reportable by them as to a portion of awards made in March 2013 that vested upon Enanta’s achievement of a clinical milestone in January 2014.

PROPOSAL 1

Election of Directors

Our Board of Directors has fixed the number of directors at six. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2015 annual meeting, the two nominees named in this proxy statement as Class II Directors will be elected to hold office for three years until their successors are elected and qualified. The Board has nominated George S. Golumbeski, Ph.D. and Terry C. Vance for election as Class II Directors at the upcoming annual meeting. Dr. Golumbeski and Mr. Vance are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors. Each nominee has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director and Current Directors

The following table contains biographical information as of December 1, 2014 about the nominees for Class II Director and current directors whose terms of office will continue after the annual meeting. The table includes information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years.

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided for each director.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company’s business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
	Class II Directors (present term expires in 2015)
George S. Golumbeski, Ph.D. Age: 57	George S. Golumbeski, Ph.D., has served as a member of our board of directors since February 2014. Since 2009, Dr. Golumbeski has been a Senior Vice President of Business Development for Celgene Corporation, a biotechnology company, where he is responsible for the full array of business development activities, focused primarily within the therapeutic areas of oncology and inflammation. From 2008 to	2014

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since

2009, Dr. Golumbeski served as the CEO of Nabriva Therapeutics AG. Prior to Nabriva, Dr. Golumbeski served as Vice President of Business Development, Licensing and Strategy for Novartis-Oncology. Earlier in his career, Dr. Golumbeski held senior positions at Elan Pharmaceuticals and at Schwarz Pharma. He currently serves on the board of directors of Acceleron Pharma, Inc., a biotechnology company. Dr. Golumbeski received a BA in biology from the University of Virginia and a Ph.D. in genetics from the University of Wisconsin-Madison.

We believe that Dr. Golumbeski is qualified to serve on our board of directors due to his experience in business development and drug development as an executive in the biotechnology and pharmaceutical industries.

Terry C. Vance Age: 57

Terry C. Vance has served as a member of our board of directors since June 2011. Mr. Vance is currently Chief Business Officer of BioMotiv, LLC, a drug development company affiliated with The Harrington Project. He is also currently a Venture Partner with Saints Capital, a direct secondary investment fund, and the Managing Member of EGS Healthcare, a late-stage venture capital fund that he co-founded in 2000. Before starting EGS Healthcare, Mr. Vance was a founding partner in Eagle Advisors, which provided strategic advice to emerging biotechnology companies. Prior to Eagle, Mr. Vance was an investment banker, first with Salomon Brothers and then with Goldman Sachs, where he was a vice president in the Capital Markets Division. Mr. Vance received an AB from Princeton University and an MBA from Stanford University.

We believe that Mr. Vance is qualified to serve on our board of directors due to his business and financial experience as an investor and as an investment banker in our industry.

2011

Class III Directors (present term expires in 2016)
Ernst-Günter Afting, M.D., Ph.D. Age: 71

Ernst-Günter Afting, M.D., Ph.D., has served as a member of our board of directors since 1995. Dr. Afting has been a member of the medical faculty at the University of Goettingen, Germany, since 1985. Dr. Afting was President and Chief Executive Officer of the GSF-National Research Center for Environment and Health GmbH, a government research center in Munich, Germany, from 1995 until he retired in 2006. Prior to joining GSF-National, he had served as President and Chief Executive Officer of Roussel UCLAF, a Paris-based pharmaceutical company, since 1993. From 1984 through 1993, Dr. Afting served as an executive in the Pharmaceutical Division of Hoechst Group, most recently as Chairman and Chief Executive Officer of the Divisional Pharmaceutical Board. Dr. Afting also served on the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health from 1996 to 2005 and on the Advisory Committee on Science and Technology for German Chancellor Helmut Kohl from 1996 to 1997. Since 2005, he is a member of the committee “New Technologies” to the secretary of economy of the state of Bavaria. Dr. Afting currently serves on the boards of Intercell AG, Olympus Europa GmbH and Sequenom, Inc. He received his Ph.D. in Chemistry and M.D. from the University of Freiburg/Breisgau, Germany.

We believe that Dr. Afting is qualified to serve on our board of directors due to his business and research experience, his service on governmental advisory committees and public company boards and his knowledge of our industry.

1995

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since

Stephen Buckley, Jr. Age: 64	Stephen Buckley, Jr., was elected to our board of directors in 2012. Mr. Buckley was for 25 years a partner of Ernst & Young, where he led assurance and advisory teams serving public and private companies in life sciences and other technologies. Mr. Buckley led Ernst & Young’s Life Sciences Industry Practice of New England from 1991 to 2006, and was Director of its New England Entrepreneurial Services Group from 1991 to 2001. He was previously a partner in the Boston, Massachusetts office of Arthur Young until its merger into Ernst & Young in 1989. Mr. Buckley is a member of the American Institute of CPAs. Mr. Buckley received an A.B. from Bowdoin College and a Masters of Science Accounting from Northeastern University.	2012

	We believe that Mr. Buckley is qualified to serve on our board of directors due to his experience working with public and private companies in our industry on corporate finance and accounting matters.

	Class I Directors (present term expires in 2017)
Bruce L. A. Carter, Ph.D. Age: 71

Bruce L.A. Carter, Ph.D. has served on our Board of Directors since November 2013. Dr. Carter is an Affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle, Washington since 1986. He served as Executive Chairman of Immune Design Corp., a privately held biotechnology company, from November, 2009 to November, 2011 and he served as a director from 2000 to January 2009. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998, Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously he held positions in research at ZymoGenetics and G.D. Searle & Co. Ltd. Dr. Carter serves as a director of Dr. Reddy’s Laboratories Limited, a publicly-held pharmaceutical company, and Xencor, Inc. and Regulus, Inc., publicly-held biopharmaceutical companies. Dr. Carter holds a Ph.D. in microbiology from Queen Elizabeth College, University of London and a B.Sc. with Honors in botany from the University of Nottingham, England.

We believe that Dr. Carter is qualified to serve on our board of directors due to his business and scientific experience as a pharmaceutical executive in Europe and the United States and as chief executive officer of a biotechnology company, in addition, to his experience as a director of several companies in our industry.

		2013

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since

Jay R. Luly, Ph.D. Age: 58	Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.	2003

	We believe that Dr. Luly is qualified to serve on our board of directors due to his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry.

WE RECOMMEND A VOTE “FOR” EACH OF OUR TWO CLASS II DIRECTOR NOMINEES

PROPOSAL 2

Ratification of Independent Registered Public Accounting Firm

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ended September 30, 2014, 2013 and 2012. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2015. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2014 and 2013 may be found in “Audit Fees” below. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Enanta and its stockholders.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Jay R. Luly, our President and Chief Executive Officer. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At the current time, we do not have a Chairman of the Board. Our Board of Directors believes that oversight of our company is the responsibility of our Board of Directors as a whole, and this responsibility can be properly discharged without a Chairman. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company.

Board Meetings and Committees. Our Board of Directors held 6 meetings during 2014, and the independent directors held executive sessions at 4 of the meetings of the Board. During 2014, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. All of our continuing directors attended our 2014 annual meeting of stockholders.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2014, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our registered public accounting firm and with our management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee Report required by Securities and Exchange Commission, or SEC, rules.

The members of our Audit Committee since our 2014 annual meeting have been Dr. Afting and Messrs. Buckley and Vance. Previously in 2014 our Audit Committee had consisted of Drs. Afting and David Poorvin, until his resignation as a director on February 5, 2014, and Mr. Buckley and Marc Goldberg, until his resignation as a director on February 5, 2014. Mr. Buckley chairs the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Buckley is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Dr. Afting and Messrs. Buckley and Vance are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC. The Audit Committee held 5 meetings during 2014. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter is available in the “Investors – Corporate Governance” section of the Company’s website at www.enanta.com.

Compensation Committee.

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	reviewing and discussing annually with management our executive compensation disclosure, and the Compensation Committee Report, required by SEC rules.

The current members of our Compensation Committee are Drs. Carter and Golumbeski and Mr. Vance. Dr. Carter chairs our Compensation Committee. Helmut Schühsler, Ph.D. was a member of the Compensation Committee until his resignation as a director on November 22, 2013, as were Marc Goldberg and David Poorvin, Ph.D. before their resignations as directors on February 5, 2014. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers on our Board or Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The Compensation Committee held 8 meetings during 2014. The Compensation Committee operates under a written charter adopted by the Board, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

In late 2013, Radford, an independent compensation consulting firm, was retained by the Compensation Committee to assist it in the determination of the key elements of the executive compensation program. Radford reported to and was accountable to the Compensation Committee. For the Compensation Committee’s compensation review in 2013, Radford provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations and an analysis of compensation levels for similar positions in a peer group of companies approved by the committee. Radford also advised on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and equity awards payable to our named executive officers. Radford did not provide any services to us in fiscal 2014 beyond its engagement as an advisor to the

Compensation Committee on executive compensation matters. After review and consultation with Radford, the Compensation Committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended September 30, 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board of directors with respect to our board leadership structure;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an annual self-evaluation by our board of directors.

The members of our Nominating and Corporate Governance Committee are our independent directors, namely Drs. Afting, Carter and Golumbeski and Messrs. Buckley and Vance. Mr. Vance chairs the Nominating and Corporate Governance Committee. Drs. Schühsler and Poorvin and Mr. Goldberg were members of the Nominating and Corporate Governance Committee until their respective resignations as directors on November 22, 2013, February 5, 2014 and February 5, 2014. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of NASDAQ relating to Nominating and Corporate Governance Committee independence. The Committee held one meeting during 2014. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. In 2013 it also established a subcommittee consisting of Messrs. Vance and Buckley (the “Nominating Subcommittee”) to work with an independent recruiting firm and Dr. Luly to help identify and recruit additional candidates, which resulted in the recruitment of Drs. Carter and Golumbeski. The Nominating and Corporate Governance Committee is likely to work with a third-party search firm in any future effort to identify and recruit director candidates on terms and conditions acceptable to the Committee. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters-Stockholder Recommendations for Director Nominations.” The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters-Deadline for Stockholder Proposals and Director Nominations.”

The process used by the Nominating Subcommittee in 2013 is representative of the process the Board will likely use for future director searches. In 2013, the Nominating Subcommittee started the director search process by identifying a mix of types of experience and personal characteristics that the Nominating Subcommittee considered most valuable to complement the skills and experience of existing directors. Once the Nominating Subcommittee had identified prospective nominees, the Subcommittee then made an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination was based on the information provided to the Subcommittee in a report from the recruiting firm, as well as the Subcommittee’s own knowledge of the prospective candidate. The preliminary determinations were based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee could satisfy the evaluation factors described below. The Subcommittee then evaluated the prospective nominees against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the prospective nominee meets the independence requirements and Audit Committee and Compensation Committee qualifications defined under applicable NASDAQ Stock Market standards and if appropriate, the Audit Committee financial expert requirements defined under applicable SEC rules and regulations; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to Enanta.

Although the Committee does not have a formal policy for considering diversity in identifying nominees for director, it has sought a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints, perspectives and skills.

If the Nominating Subcommittee’s initial evaluation was positive, the members of the Nominating Subcommittee each interviewed the candidate. Upon completion of this evaluation and interview process, the Nominating Subcommittee made a recommendation to the full Board as to whether the candidate should be nominated by the Board and invited other directors to interview the candidate in person or by phone. The Board then determined whether to approve the nominee after considering the recommendation and report of the Nominating Subcommittee.

In November 2014, the Nominating and Corporate Governance Committee established a new subcommittee (the “2015 Nominating Committee”) for the purpose of determining the director nominees for election at the 2015 annual meeting of stockholders. The 2015 Nominating Committee consists of Drs. Afting and Carter and Mr. Buckley, who are all of the independent directors whose terms are not expiring at the 2015 annual meeting. In December 2014, the 2015 Nominating Subcommittee approved the director nominees for election at the 2015 annual meeting.

Risk Oversight. The Board’s role in our risk oversight process includes receiving reports from time to time from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Certain Relationships and Related Transactions

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than

$120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved. We have not engaged in any transactions with related persons since the beginning of our 2014 fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee members were Mr. Vance, Dr. Carter (whose term on the Committee began in November 2013), Dr. Golumbeski (whose term on the Committee began on February 7, 2014), Mr. Goldberg and Dr. Poorvin (each of whom resigned as of February 5, 2014) and Dr. Schühsler (who resigned as of November 22, 2013), none of whom currently is, or formerly was, an officer or employee of Enanta. None of our executive officers served as a member of the Board of Directors or Compensation Committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following section provides biographical information as of December 1, 2014 about our current executive officers.

Name	Age	Position
Jay R. Luly, Ph.D.	58	President and Chief Executive Officer

Yat Sun Or, Ph.D.	63	Senior Vice President, Research & Development and Chief Scientific Officer

Paul J. Mellett	59	Senior Vice President, Finance & Administration and Chief Financial Officer

Timothy D. Ocain, Ph.D.	57	Senior Vice President, New Product Strategy and Development

Nathaniel S. Gardiner, J.D.	61	Senior Vice President and General Counsel

Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

Yat Sun Or, Ph.D., has been our Senior Vice President, Research and Development and Chief Scientific Officer since November 1999. Prior to joining Enanta, Dr. Or held key leadership positions at Abbott Laboratories from 1985 to 1999, where he received two Chairman’s Awards for his outstanding research, which led to the discovery and development of immunosuppressant and antibacterial drugs. Prior to Abbott, Dr. Or was a member of the cardiovascular drug discovery team at Schering-Plough. Dr. Or received his Ph.D. in Organic Chemistry from the University of Chicago and completed Postdoctoral Fellowships at Ohio State University and Indiana University.

Paul J. Mellett has served as our Senior Vice President, Finance & Administration and Chief Financial Officer since September 2003. From April 2001 through August 2003, he held the position of Senior Vice President and Chief Financial Officer of Essential Therapeutics, Inc., a publicly-held biotechnology company that filed for reorganization under Chapter 11 of the U.S. bankruptcy code and was reorganized and taken private in October 2003. Previously, Mr. Mellett was the Chief Financial Officer and Vice President of Administration at GelTex Pharmaceuticals, Inc., a publicly held biotechnology company that was acquired by Genzyme Corporation in December 2000. From 1994 to 1997, Mr. Mellett served as Chief Financial Officer of Marshall Contractors, a construction management firm specializing in the pharmaceutical, biotechnology and semiconductor industries, which was acquired by Fluor Corporation in 1996. From 1977 to 1994, Mr. Mellett was employed with Deloitte & Touche LLP, a public accounting firm, and was promoted to Audit Partner in 1989. Mr. Mellett received a BS in Business Administration from Boston College in 1977.

Timothy D. Ocain, Ph.D. has served as our Senior Vice President, New Product Strategy and Development since January 2014. Previously Dr. Ocain had been a consultant to us since March 2012, while he was an independent biotechnology consultant providing consulting services to a variety of companies. From 2006-2009, Dr. Ocain was a member of the executive team and Senior Vice President, Research and Development at Seaside Therapeutics, a company focused on neurodevelopmental disorders. Previously, he worked at Millennium Pharmaceuticals from 1998-2006 and held positions of increasing responsibility in drug discovery, program management and mostly recently held the position of Vice President, Inflammation Discovery, and before that he worked in drug discovery at Procept, Inc, and at Wyeth-Ayerst Research. Dr. Ocain received his B.S. in

Biological Sciences from the University of Wisconsin-Eau Claire and his Ph.D. in Pharmaceutical Chemistry from the University of Wisconsin-Madison, and completed his post-Doctoral Fellowship in Chemistry at the University of Minnesota.

Nathaniel S. Gardiner, J.D., has served as our Senior Vice President and General Counsel since May 2014 and has served as the Secretary of Enanta since 1995. Previously Mr. Gardiner was a corporate and securities law partner for 25 years, most recently at Edwards Wildman Palmer LLP since October 2011, and at Edwards Angell Palmer & Dodge LLP since November 2005 and before that at Palmer & Dodge LLP, where he represented us and several other biotechnology companies. Mr. Gardiner received his A.B. from Harvard College and his J.D. from the University of Virginia School of Law.

EXECUTIVE COMPENSATION

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2014 were as follows: Jay R. Luly, Ph.D., our President and Chief Executive Officer; Yat Sun Or, Ph.D, our Senior Vice President, Research & Development and Chief Scientific Officer; and Paul J. Mellett, our Senior Vice President, Finance & Administration and Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding compensation earned during 2014 by our Chief Executive Officer, our Chief Scientific Officer and our Chief Financial Officer, who were our three most highly compensated executive officers in 2014. Collectively, the persons for whom information is provided below are referred to in this proxy statement as our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Jay R. Luly, Ph.D.	2014	489,382	262,455	1,755,908	11,369	2,519,114
President and Chief Executive Officer	2013	448,512	235,422	960,468	4,439	1,648,841
	2012	407,482	213,914	145,736	4,439	771,571

Yat Sun Or, Ph.D.	2014	365,251	148,863	877,954	11,369	1,403,437
Senior Vice President, Research & Development and Chief Scientific Officer	2013	343,255	143,174	501,973	4,439	992,841
	2012	321,415	136,569	143,704	4,439	606,127

Paul J. Mellett	2014	322,408	117,891	877,954	11,369	1,329,622
Senior Vice President, Finance &	2013	305,624	114,603	499,527	4,439	924,193
Administration and Chief Financial Officer	2012	284,168	117,261	54,651	4,439	460,519

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with the provisions of ASC 718.
(2)	Includes employer contributions under our 401(k) plan of $10,750, $4,000 and $4,000 for each of our named executive officers in fiscal 2014, 2013 and 2012, respectively. Also includes company-paid premiums for group term life insurance and accidental death and dismemberment insurance in the aggregate amount of $462, $282 and $282 for each of our named executive officers in fiscal 2014, 2013 and 2012, respectively.

Narrative Disclosure to Summary Compensation Table

Amended and Restated Employment Agreements

In February 2013 we entered into amended and restated employment agreements, which became effective upon the closing of our initial public offering, with Dr. Luly, Dr. Or and Mr. Mellett. These agreements provide for base salaries at current annual rates of $530,457, $377,574 and $352,010, respectively. In addition, according to the terms of their agreements, Dr. Luly, Dr. Or and Mr. Mellett are eligible for target performance bonuses of 55%, 40% and 35%, respectively, of their respective base salaries. The agreements with Dr. Luly, Dr. Or and Mr. Mellett also provide for severance benefits if their employment is terminated under specified circumstances.

Potential Payments Upon Termination or Change in Control

If Dr. Luly is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, he is entitled to the following: (i) a lump sum payment in an amount equal to the higher of (x) eighteen (18) months of his then current base salary or (y) eighteen (18) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred fifty percent (150%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to eighteen (18) months.

If either Dr. Or or Mr. Mellett is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, then each is entitled to following: (i) a lump sum payment in an amount equal to the higher of (x) twelve (12) months of his then current base salary or (y) twelve (12) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to twelve (12) months.

If Dr. Luly is terminated involuntarily without cause other than in connection with a change in control transaction or if he voluntarily terminates his employment for good reason, these terms as defined in the agreements, he is entitled to the following: (i) a lump sum payment in an amount equal to twelve (12) months of his then current base salary and (ii) a lump sum payment in an amount equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) continuation of benefit coverage for up to twelve (12) months.

If either Dr. Or or Mr. Mellett is terminated involuntarily without cause other than in connection with a change in control transaction or voluntarily terminates his employment for good reason, these terms as defined in the agreements, then each is entitled to the following: (i) a lump sum payment in an amount equal to six (6) months of his then current base salary and (ii) continuation of benefit coverage for up to six (6) months.

In addition, if any of Dr. Luly, Dr. Or or Mr. Mellett is involuntary terminated without cause or is constructively terminated, and such termination occurs within twelve months of a change of control transaction, these terms as defined in the agreements, all unvested stock options granted to that executive shall immediately become fully vested and exercisable.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2014.

2014 Base Salaries

Beginning as of the closing of our initial public offering and through December 31, 2013, Dr. Luly, Dr. Or. and Mr. Mellett had their base salaries set at annual rates of $477,300, $355,900 and $314,000, respectively. As of January 1, 2014 these salaries were increased to be in line with the 50th percentile of a selected peer group of companies. During calendar 2014 these executives had base salaries of $491,600, $366,600 and $323,400, respectively.

2014 Performance Bonuses

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate performance objectives approved by our Compensation Committee and, in the case of executives other than our chief executive officer, individual performance. Our chief executive officer’s bonus is based entirely on the company’s performance relative to corporate objectives.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. Pursuant to their amended and restated employment agreements, during 2014 Dr. Luly, Dr. Or and Mr. Mellett were eligible for targeted performance bonuses of 50%, 40% and 35% of their respective base salaries.

At the beginning of each year, the board of directors (considering the recommendations of management) sets corporate objectives for the year. These objectives and the proportional emphasis placed on each are set by our Compensation Committee after considering management input and our overall strategic goals. These objectives generally relate to factors such as research and development objectives and other factors primarily within management’s control. Our Compensation Committee determines the level of achievement of the corporate objectives for each year. This achievement level is then applied to the portion of each named executive officer’s target bonus determined by corporate performance for that year. In the case of our named executive officers other than our chief executive officer, in 2014 30% of the annual bonus was based on corporate performance and 70% was based on individual performance.

All final bonus payments to our named executive officers are determined by our Compensation Committee, which retains full discretion to adjust individual target bonus awards. The actual bonuses, if any, awarded in a given year may vary above or below target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our Compensation Committee. However, an actual bonus would normally only exceed the target percentage for the executive if there were extraordinary performance during the year, as determined by our Compensation Committee.

For 2014, the corporate performance objectives generally fell into the categories of progress of the research and development pipeline, pipeline growth, management to the annual budget, strategic planning, finalization of our allocation of sales of protease inhibitors for royalty purposes and our decision not to opt in to co-development of ABT-493, the next-generation protease inhibitor in our collaboration with AbbVie. In evaluating management’s performance relative to corporate performance for 2014, our Compensation Committee determined to award a corporate achievement level of 110%. This achievement level was then used to determine our chief executive officer’s performance bonus and a portion of each named executive officer’s bonus. The bonuses paid to our named executive officers for 2014 are set forth in the “Summary Compensation Table” above.

2014 Option Grants

In December 2013, the Compensation Committee awarded the following options to our named executive officers: Dr. Luly, options to purchase a 70,000 shares with an exercise price of $27.58 per share and 25,000 shares with an exercise price of $29.66 per share; Dr. Or, options to purchase 35,000 shares with an exercise price of $27.58 per share and 12,500 shares with an exercise price of $29.66 per share; and Mr. Mellett, options to purchase 35,000 shares with an exercise price of $27.58 per share and 12,500 shares with an exercise price of $29.66 per share. Each of these option awards has a ten-year term, vests quarterly over four years, and has an exercise price equal to the fair market value of our common stock as of the respective date of grant.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $17,500 in 2014), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. In addition, in early 2014 we made contributions in the amount of 2% of base salary, up to a maximum of $4,000 per year. We have modified our policy since the end of our 2014 fiscal year, and we now make profit-sharing contributions to each employee’s account in amounts ranging from 3% to 6% of base salary and bonus compensation paid in the calendar year, regardless of whether the employee makes a contribution to the 401(k) plan in that year, up to a maximum of $13,000. The percentage of the profit sharing contribution above 3% is based on the company’s performance for the year. The 401(k) Plan currently does not offer the ability to invest in our securities.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table summarizes the outstanding equity award holdings of our Named Executive Officers as of September 30, 2014:

	Option Awards
Named Executive Officers	Grant Date	Number of Securities Underlying Unexercised Options and Awards (# Exercisable)	Number of Securities Underlying Unexercised Options and Awards (# Unexercisable)	Option Exercise Price ($/Sh)	Option Expiration Date
Jay R. Luly, Ph.D.	12/23/2004	7,055	—	$0.73	12/23/2014
	06/23/2006	22,298	—	$1.29	06/23/2016
	07/12/2007	66,645	—	$2.97	07/12/2017
	07/11/2008	18,561	—	$1.98	07/11/2018
	03/05/2009	18,561	—	$1.51	03/05/2019
	05/25/2010	9,280	—	$1.21	05/25/2020
	04/15/2011	18,561	—	$2.54	04/15/2021
	06/20/2012	18,561	—	$11.77	06/20/2022
	12/26/2012	23,201	—	$14.18	12/26/2022
	03/21/2013	6,957	76,569	$14.00	03/20/2023
	12/05/2013	13,125	56,875	$27.58	12/04/2023
	12/09/2013	4,687	20,313	$29.66	12/08/2023

Yat Sun Or, Ph.D.	07/12/2007	50,723	—	$2.97	07/12/2017
	07/11/2008	13,921	—	$1.98	07/11/2018
	03/05/2009	13,921	—	$1.51	03/05/2019
	05/25/2010	6,960	—	$1.21	05/25/2020
	06/18/2010	51,044	—	$1.21	06/18/2020
	04/15/2011	13,921	—	$2.54	04/15/2021
	06/17/2011	5,800	—	2.54	06/17/2021
	09/23/2011	23,201	—	$2.54	09/23/2021
	06/20/2012	4,669	203	$11.77	06/20/2022
	06/20/2012	13,921	—	$11.77	06/20/2022
	12/26/2012	13,921	—	$14.18	12/26/2022
	03/21/2013	3,478	38,285	$14.00	03/20/2023
	12/05/2013	6,562	28,438	$27.58	12/04/2023
	12/09/2013	2,343	10,157	$29.66	12/08/2023

Paul J. Mellett	06/23/2006	6,689	—	$1.29	06/23/2016
	07/12/2007	29,274	—	$2.97	07/12/2017
	07/11/2008	6,960	—	$1.98	07/11/2018
	03/05/2009	6,960	—	$1.51	03/05/2019
	05/25/2010	3,480	—	$1.21	05/25/2020
	04/15/2011	6,960	—	$2.54	04/15/2021
	06/20/2012	6,960	—	$11.77	06/20/2022
	12/26/2012	8,296	—	$14.18	12/26/2022
	01/17/2013	5,624	—	$14.18	01/17/2023
	03/21/2013	3,478	38,285	$14.00	03/20/2023
	12/05/2013	6,562	28,438	$27.58	12/04/2023
	12/09/2013	2,343	10,157	$29.66	12/08/2023

DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended September 30, 2014.

	Fees Earned ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Non-Employee Directors:
Ernst-Günter Afting, M.D., Ph.D.	45,000	102,751	—	147,751
Stephen Buckley, Jr.	52,500	102,751	—	155,251
Bruce L. A. Carter, Ph.D. †	36,693	139,488	—	179,181
Marc E. Goldberg † (3)	—	—	—	—
George S. Golumbeski, Ph.D. †	27,574	225,241	—	252,816
David Poorvin, Ph.D. †	15,670	—	—	15,670
Helmut M. Schühsler, Ph.D. †	7,083	—	—	7,083
Terry C. Vance	49,911	102,751	—	152,662
Employee Directors:
Jay R. Luly, Ph.D. (4)	—	—	—	—

†	Dr. Schühsler resigned as a director on November 22, 2013 and Mr. Goldberg and Dr. Poorvin resigned as directors on February 5, 2014. Dr. Carter was appointed to the board of directors on November 22, 2013 and Dr. Golumbeski was appointed to the board of directors on February 7, 2014.
(1)	Amounts shown represent the aggregate grant date fair value of the option awards granted in 2014 to our non-employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2014, filed with the SEC on December 11, 2014.
(2)	The following sets forth the aggregate number of shares underlying outstanding options as of September 30, 2014 for each director included in the table:

Director	Option Shares
Ernst-Günter Afting, M.D., Ph.D.	30,161
Stephen Buckley, Jr.	18,561
Bruce L. A. Carter, Ph.D.	9,280
Marc E. Goldberg	—
George S. Golumbeski, Ph.D.	9,280
David Poorvin, Ph.D.	—
Helmut M. Schühsler, Ph.D.	—
Terry C. Vance	10,440
Jay R. Luly, Ph.D.*	—

*	Excludes outstanding options to purchase an aggregate of 381,249 shares issued to Dr. Luly in his capacity as President and Chief Executive Officer of the Company.
(3)	Consistent with the policy of his investment firm, which has invested in Enanta, Mr. Goldberg declined any options for which he was eligible as one of our non-employee directors.
(4)	Dr. Luly receives no compensation for his service on the Board. All of his compensation is described above in this Proxy Statement under the heading “Executive Compensation.”

Director Compensation Policy

Our non-employee directors received an annual retainer of $35,000 during 2014. In addition, all non-employee directors who served on one or more committees received the following committee fees during 2014:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$5,000	$2,500

Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. In addition, at the 2014 annual meeting of stockholders, each non-employee director who had served at least three months was awarded an option with respect to 4,640 shares, vesting monthly over the year of service until the next annual meeting. New directors were entitled to an option award with respect to 9,280 shares upon joining our board of directors, which vests monthly over three years. Drs. Carter and Golumbeski received such options upon their elections to our board of directors in 2014.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Enanta’s audited financial statements for the year ended September 30, 2014.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Enanta’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Investors – Corporate Governance” section of our website at www.enanta.com. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

In the course of its oversight of Enanta’s financial reporting process, the Audit Committee:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP Enanta’s audited financial statements for the fiscal year ended September 30, 2014;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•	received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	reviewed with management and PricewaterhouseCoopers LLP Enanta’s critical accounting policies;

•	discussed with management the quality and adequacy of Enanta’s internal controls;

•	discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with its maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Enanta’s Annual Report on Form 10-K for the year ended September 30, 2014 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Stephen Buckley, Jr., Chair

Ernst-Günter Afting, M.D., Ph.D.

Terry C. Vance

Audit Fees

PricewaterhouseCoopers LLP, an independent registered public accounting firm, examined our financial statements for the year ended September 30, 2014. The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2015. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2014 and 2013 are as follows:

	2014	2013
Audit Fees (1)	$437,000	$886,500
Audit-Related Fees	$—	$—
Tax Fees (2)	$28,000	$34,550
All Other Fees (3)	$4,106	$4,164

Total	$469,106	$925,214

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. For 2013, audit fees also included fees for services associated with our initial public offering, which was completed in March 2013.
(2)	These fees were for services related to (a) tax compliance including sales and use taxes and (b) tax planning.
(3)	All other fees include technical research materials.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to the Chair of the Nominating and Corporate Governance Committee, Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472: (a) a brief statement outlining the reasons the nominee would be an effective director for Enanta; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of Enanta stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Enanta; and (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Enanta stock that the stockholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in Enanta’s proxy materials for the 2016 Annual Meeting of Stockholders, it must be received by Enanta at 500 Arsenal Street, Watertown, Massachusetts 02472 (or such other address as is listed as Enanta’s primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than September 17, 2015.

In addition, Enanta’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at the 2016 Annual Meeting of Stockholders to give advance written notice to Enanta’s Secretary not less than 45 days nor more than 60 days before the meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Assuming the 2016 Annual Meeting of Stockholders is held on February 19, 2016, this would require that the advance written notice would need to be given between December 21, 2015 and January 5, 2016.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	To elect two Class II directors to serve until the 2018 Annual Meeting of Stockholders: 01 - George S. Golumbeski, Ph.D. 02 - Terry C. Vance	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2015 fiscal year.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01YL7A

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at the “Investors – Calendar of Events” section of our website at www.enanta.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ENANTA PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Enanta Pharmaceuticals, Inc. hereby appoints Jay R. Luly, Paul J. Mellett and Nathaniel S. Gardiner, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2015 Annual Meeting”) to be held at 4:00 p.m., local time on Thursday, February 19, 2015, at the offices of Locke Lord LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments of the meeting, upon the matters set forth on the reverse side of this card. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR ratification of the appointment of Enanta’s independent registered public accounting firm as described in Proposal 2, and in accordance with the determination of a majority of the Board of Directors as to any other matter that may properly come before the meeting or any adjournment thereof. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary either a written notice of revocation of the proxy or a duly executed proxy bearing a later date, or by attending the 2015 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2015 Annual Meeting.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)